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                         CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Experts" and to the use of our report dated June 24, 1999, with respect to the financial statements of Insurdata Incorporated included in the Proxy Statement/ Prospectus of HealthAxis Inc. that is made a part of the Registration Statement (Form S-4 No. 33-00000) and Prospectus of HealthAxis Inc. for the registration of 39,459,458 shares of its common stock.


                                                           /s/ Ernst & Young LLP
                                                               ERNST & YOUNG LLP

Dallas, Tx
February 9, 2000